                                                                   EXHIBIT 10.15

                               ASSET PURCHASE AGREEMENT


     THIS ASSET PURCHASE AGREEMENT ("Agreement") is made and entered into this day 9th day of January, 1998 and effective as of December 31, 1997, by and among Java Centrale, Inc. a California corporation (the "Seller",) and Massimo da Milano, Inc., a Delaware corporation (the "Buyer").


                                 W I T N E S S E T H:

     WHEREAS, the Seller is in the business of franchising gourmet coffee and espresso based retail outlets and operating one such outlet, all such outlets being known as Java Centrale Coffee Cafes (the "Cafes"); and

     WHEREAS, the Seller desires to transfer to the Buyer certain of the contracts, properties and assets related to the operation of such cafes, and the Buyer desires to acquire such contracts, properties, and assets, all upon the terms and conditions set forth herein; and

     WHEREAS, the parties hereto desire to set forth certain representations, warranties, and covenants made by each to the other as an inducement to the consummation of the transactions contemplated by this Agreement, all as more fully set forth below;

     NOW, THEREFORE, in consideration of the premises and the respective covenants and agreements contained herein, the parties hereto agree as follows:


                       SECTION 1.  PURCHASE AND SALE OF ASSETS.

     1.1. THE ASSUMED FRANCHISE AGREEMENTS AND OTHER TRANSFERRED ASSETS. Subject to the terms and conditions of this Agreement and in consideration of the obligations of the Buyer as provided herein, the Seller agrees to sell, assign, transfer, grant, bargain, deliver, and convey to the Buyer, free and clear of all Liens, the Seller's entire right, title, and interest in, the contracts, properties and assets described below, and the Buyer assumes all the obligations and duties of the Franchisor with respect to such contracts, properties and assets and specifically, consisting of the following:

               1.1.1 The Assumed Franchise Agreements described on Collective Exhibit A annexed hereto; and

               1.1.2 United States Patent and Trademark Office Trademark Number 1,813,192. A copy of the certificate of registration is attached hereto as Exhibit B.


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               1.1.3     The contracts attached hereto as Collective Exhibit C:
                         said contracts have been previously furnished to Buyer and may be referred to herein as "Other Assumed Contracts".

               1.1.4 The notes and accounts receivable, royalties receivable and other accounts receivable due from Java Centrale franchisees as of December 31, 1997 summarized in the attached Exhibit D.

               1.1.5 The assets of the Java Centrale Cafe located in Reno, Nevada and currently operated under a management contract listed in the attached Exhibit E to this Agreement.

               1.1.6 Any and all rights of ownership of Seller in the advertising and promotional literature, manuals, and training materials to be used in marketing and selling Java Centrale Cafe products and Java Centrale franchises, as listed on the attached Exhibit F to this Agreement, and materials to be delivered after closing.

               1.1.7 A copy of the most recently registered offering circular used in California by to engage in the sale of franchises is attached as Exhibit G.

               1.1.8 A copy of each item of correspondence with each state agency with which Seller has communicated concerning the actual or proposed registration of Java Centrale Cafe franchises since September 1, 1997, such correspondence to be delivered after the closing. Seller does not sell and is not presently qualified to sell Java Centrale franchises in any jurisdiction.


     1.2. PURCHASE PRICE. The Purchase Price shall be $1,500,000 payable as follows:

               1.2.1 $1,000,000 related to Accounts Receivable and Product Sales. (The Receivables) Receivables shall consist of receivables assigned, as well as any items paid under or in connection with any franchise agreement to be assigned, including Royalty and Service Fee payments, other payments under franchise agreements and payments for items purchased from Seller or Seller's approved suppliers. Buyer will pay fifty percent (50%) of all Receivables and future Receivables received by the Buyer after December 31, 1997. For example, if such payments equal $40,000 per month then $20,000 a month would go to the Seller resulting in approximately a two-year pay out.

                              a) The payments to be owed by the Buyer to the Seller shall consist of the income from the Receivables actually received each month by the Buyer from each Franchisee and others. Payments owed by the Buyer to the Seller shall be made on or before the 10th day of the


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                                   month following the month the cash receipts
                                   are received by the Buyer.

                              b)   With respect to any future Franchisees
                                   originated by the Buyer after the closing, the Buyer will pay the Seller 25% of any royalties paid to the Buyer by such future Franchisees. In the event the Seller does not receive $1,000,000 within three (3) years from the date of closing, the royalty payments under this subparagraph (b) paid by the Buyer to the Seller shall be increased from 25% to 50% until the aforesaid $1,000,000 is received by the Seller.

                              c) In the event the Buyer fails to make the payments required under subparagraph (a) above, the Seller shall give written notice, by certified mail, to the Buyer of such default. If, after receiving such notice, the Buyer fails to cure such default within 10 days of receiving such notice, this agreement may, at the Sellers sole discretion, be terminated by the Seller and all assets transferred by the Seller to the Buyer hereunder shall be transferred back to the Seller by the Buyer. This remedy is not intended to limit the Seller's remedies allowable under applicable law.

                              d) Upon the Seller's written request, the Buyer shall provide the Seller with copies of all checks received by the Buyer from each Franchisee or other third party on a monthly basis. In addition the Seller shall have right to inspect the Buyers books and records concerning such Receivable Income, such inspections to be held after the Seller gives the Buyer 10 days written notice of its desire to conduct such inspection.

               1.2.2 Product Sales. Buyer will ship to Seller's owned or franchised operations bakery products at which pricing must be reasonable in light of comparable wholesale pricing and terms. This component of the purchase price shall be broken into two segments: a) Purchases by Paradise Bakery and Cafe Company owned stores and
                         b) Purchases by franchised Paradise Bakery and Cafes.

                              a) Purchases by Seller's company owned stores will receive a 50% credit against invoices. For example, if purchases at the mutually agreed upon pricing totaled $40,000 for a month, the Seller will receive a $20,000 credit against the current invoices for the month

                              b) The Seller will receive payments equal to 50% of purchase prices paid by Seller's franchised operations to the Buyer. For example, if purchases at the mutually agreed upon pricing totaled $40,000


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

                                   for a month, the Seller would receive a
                                   $20,000 payment from the Buyer.

               1.2.3 $500,000 in Buyer Stock. $500,000 in Buyer common stock will be issued at the closing of the asset purchase. The parties agree that the purchase price shall be Ten Cents ($0.10) per share so that at the closing the Buyer shall deliver 5,000,000 restricted shares of the Buyers common stock to the Seller. The common stock received by the Seller shall be subject to the registration rights included as Exhibit O of this asset purchase agreement.

                              a) The Buyer has the option for one year from the date of the closing to purchase the aforesaid stock transferred to the Seller for the sum of $500,000.

                              b) In the event the average closing price of the Buyers common stock for the calendar year 1998 is less than Ten Cents ($0.10) per share, the Buyer shall issue to the Seller an additional number of shares of the Buyers common stock so that the Seller shall receive a total of $500,000 in the Buyers common stock. These additional shares, if owed, shall be delivered to the Seller on or before January 30, 1999.

               1.2.4 Continuing Payments until Seller receives $1,000,000. In the event the Seller receives $500,000 from Receivables, but does not receive $500,000 in product sales during the same time period, the Buyer shall continue to pay the Seller 50% of the cash receipts set forth in paragraph 1.2.1 until the Seller receives a total of $1,000,000.

                              a) In the event the Seller receives $500,000 in product sales, but does not receive $500,000 from Receivable payments during the same time period, the Buyer shall continue to pay the Seller in product sales set forth in paragraph 1.2.2 until the Seller receives a total of $1,000,000.

                              b)   It is expressly agreed that the Buyer's
                                   obligations under paragraphs 1.2.1 and 1.2.2 shall terminate when the Seller receives a total of $1,000,000 from the combined income derived from the cash receipts from Receivables and product sales.


               1.2.5 Potential Reduction of Purchase Price. Associated with the assets to be purchased by the buyer, the Buyer will assume certain liabilities detailed in Exhibit H.
                         These liabilities represent franchise fees received by the Seller from franchisees yet to open stores. In the event Buyer reasonably and in


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

                         good faith must refund all or a portion of these fees to the franchisee or prospective franchisee, the above purchase price will be reduced by the amount of such refund, such reduction to take place upon thirty (30) days prior written notice by Buyer to Seller. Such reduction in the purchase price may be used to reduce the then outstanding balance of the purchase price attributed to section 1.2.1 or 1.2.2 above. This provision to reduce the purchase price by refunded franchise fees shall apply only to those franchises listed in Exhibit H as of the closing date. The right to reduce the purchase price shall expire one (1) year from the closing date.



                                 SECTION 2.  CLOSING.

     The Closing shall take place at the offices of the Seller, located at 1610 Arden Way, Suite 145, Sacramento, California 95815, at 2p.m. on January 9, 1998, (the "Closing Date"), or at such other time, date, and place as the parties hereto shall mutually agree upon in writing. At the closing, the parties will execute the following documents:

     2.1 Assumed Franchise Agreements. Buyer and Seller shall execute an Assignment and Assumption Agreement in form of the attached
               Exhibit I, for each of the Assumed Franchise Agreements, wherein Seller shall assign and transfer to the Buyer and Buyer shall assume all obligations, duties and liabilities under the Assumed Franchise Agreements and agrees to perform future obligations arising under the Assumed Franchise Agreements.

     2.2 Trademark assignment. Seller shall execute at closing, an assignment of the trademark registration referred to in Section
               1.1.2 in the form attached as Exhibit J, which assignment shall be prepared by Buyer and furnished to Seller. Buyer shall promptly record such assignment with the United States Patent and Trademark Office, and shall pay any and all appropriate recordation fees. If reasonably requested by Buyer, Seller will provide such other conveyances, assurance documents, and instruments of transfer reasonably requested by Buyer for purposes of assigning, transferring, granting, and conveying to Buyer such trademark registration.

     2.3 Security Agreement. Buyer and Seller shall execute at closing a Security Agreement in the form of the attached Exhibit K.


     The effective date of this Agreement shall be December 31, 1997.


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                     SECTION 3.  REPRESENTATIONS, WARRANTIES, AND
                              COVENANTS OF THE SELLER .

     The Seller, to the best of Seller's knowledge and without having conducted any investigation, represents and warrants to the Buyer and covenants and agrees that:

     3.1.      CORPORATE MATTERS.

               3.1.1. The Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of California. The Seller has all requisite corporate power and authority to enter into this Agreement and all other agreements to be executed and delivered by the Seller hereunder, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. To the best of the Seller's knowledge, Seller is in compliance with the applicable statues ordinances and regulations concerning Seller's Java Centrale Cafe business relevant to the assets transferred under this Agreement.


     3.2.      VALIDITY OF AGREEMENT AND CONFLICT WITH OTHER INSTRUMENTS.

               3.2.1 The execution, delivery and performance of this Agreement has been duly authorized by the Board of Directors of the Seller. This Agreement has been duly executed and delivered by the Seller. This Agreement and all other agreements contemplated hereby constitute legal, valid and binding obligations of the Seller

               3.2.2. The execution, delivery, and performance of this Agreement and any other agreement contemplated hereby, the consummation of the transactions contemplated hereby or thereby, and the compliance with the provisions hereof or thereof, by the Seller will not:

                         3.2.2.1. conflict with, constitute a breach, violation, or termination of any provision of, or constitute a default under, any of the leases or the contracts or other agreements to which the Seller is a party or by which it is bound;

                         3.2.2.2. conflict with or violate the Articles of Incorporation or Bylaws of the Seller;

                         3.2.2.3. violate any law, statute, ordinance, regulation, judgment, writ, injunction, rule, decree, order or any other restriction of any


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

                                   kind or character applicable to the Seller or any of its respective properties or assets.

               3.2.3. Attached hereto as Exhibit L are true, correct, and complete copies of the resolutions adopted by the Board of Directors of the Seller approving this Agreement and the transactions contemplated hereby. Such resolutions were adopted at meetings duly called and convened at which quorums were present and acting throughout or through a unanimous written consent of the Board of Directors. Such resolutions are in full force and effect without amendment or modification.


     3.3. NO PENDING LITIGATION AND SELLERS GOOD STANDING.

               3.3.1. No trademark proceedings. Seller warrants that Exhibit B Trademark registration is not subject to any pending interference, infringement, or cancellation proceeding, and is not otherwise being challenged in any litigation or other proceeding.

               3.3.2 Franchise litigation. Seller warrants that except as set forth and described in the attached Exhibit M, there is no pending litigation regarding any of the Assumed Franchise Agreements or Other Assumed Agreements.

               3.3.3 Infringement of Other Rights. Seller warrants that none of the operations of Seller in the franchising of Java Centrale Cafes knowingly involves the infringement of any unexpired patent, trademark, trademark registration, trade name, copyright, copyright registration, trade secret, or other proprietary or intellectual property right of another person or entity.

     3.4       CONTRACTS AND COMMITMENTS.

               3.4.1 The Seller has delivered to the Buyer a true, correct, and complete copy of each such Assumed Franchise Agreement and each is valid and in full force and effect and embodies the complete understanding between the parties thereto with respect to the subject matter thereof.

               3.4.2 Except as set forth on Exhibit M, the Seller has not received any notice that any person intends to cancel, modify or terminate any of the said Assumed Franchise Agreements or other Assured Agreements, or to exercise or not exercise any options thereunder.

     3.5. RECEIVABLES Set forth in Exhibit D annexed hereto is a complete and accurate schedule of the Seller's Receivables. All such Receivables are valid and


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

               genuine, arise out of bona fide sales and delivery of goods, performance of services or other transactions in the ordinary course of business. Such Receivables are recorded on the books of the seller in accordance with generally accepted accounting principles consistently applied. It is expressly agreed that the Seller will not be responsible for, and does not guarantee collection of the Receivables.

     3.6. FINDER'S FEES. The parties hereto agree that there are no finder's fees or brokerage fees owed to any third party arising out of this Agreement.

               SECTION 4.  REPRESENTATIONS AND WARRANTIES OF THE BUYER.

     The Buyer represents and warrants to the Seller as follows:

          4.1.      CORPORATE MATTERS

          4.1.1. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. The Buyer has all requisite corporate power and authority to enter into this Agreement and all other agreements to be executed and delivered by the Buyer hereunder, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby.

          4.1.2. At the closing, the Buyer will deliver to the Seller its most recent financial statement prepared by its Certified Public Account in accordance with generally accepted accounting principles. Subsequent to the closing, the Buyer will furnish to the Seller, as long as the Seller owns the common stock of the Buyer described in section 1.2.3 above, the Buyer's quartely financial statements. Such statements shall be provided in a reasonalbe time after quarter end.

          4.1.3. The Buyer's common stock has been duly authorized and issued in accordance with the applicable Federal Securities Law, and the regulations of the Securities and Exchange Commission, and there are no pending actions or proceedings against the Buyer under any Federal or State Securities laws.


     4.2. VALIDITY OF AGREEMENT AND CONFLICT WITH OTHER INSTRUMENTS.

          4.2.1 The execution, delivery and performance of this Agreement has been duly authorized by the Board of Directors of the Buyer. This Agreement has been duly executed and delivered by the Buyer to the Seller and, this Agreement and all other agreements contemplated hereby constitute legal, valid and binding obligations of the Buyer.


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          4.2.2     The execution, delivery, and performance of this Agreement and any other agreement contemplated hereby, the consummation of the transactions contemplated hereby or thereby, and the compliance with the provisions hereof or thereof, by the Buyer will not, to the extent of the Buyers knowledge:


                    4.2.2.1. conflict with, constitute a breach, violation, or termination of any provision of, or constitute a default under, any of leases or contracts and other agreements to which the Buyer is a party or by which the Buyer is bound;


                    4.2.2.2. conflict with or violate the Articles of Incorporation or Bylaws of the Buyer;


                    4.2.2.3. violate any law, statute, ordinance, regulation, judgment, writ, injunction, rule, decree, order or any other restriction of any kind or character applicable to the Buyer or any properties or assets owned or leased by the buyer.

          4.2.3. Attached hereto as Exhibit M are true, correct, and complete copies of the resolutions adopted by Board of Directors of the Buyer approving this Agreement and the transactions contemplated hereby. Such resolutions were adopted at meetings duly called and convened at which quorums were present and acting throughout. Such resolutions are in full force and effect without amendment or modification.


                   SECTION 5.  ACCESS TO INFORMATION BY THE BUYER.

     5.1 PRIOR TO CLOSING. The Buyer shall have the right prior to Closing to conduct a due diligence investigation of the Seller's books and records including a review of all Franchise Agreements, financial statements, tax returns and any other documents relative to this agreement.

     5.2 CONFIDENTIALITY. All information disclosed by any party to this Agreement to another party, except as required by either party for regulatory requirements under federal or state securities law or by securities administrators, such as the Securities and Exchange Commission, to the fullest extent reasonable possible, shall be kept confidential by such receiving party and shall not be used by such receiving party other than as herein contemplated or required by court order, except to the extent that such information was known by such receiving party when received or it is or hereafter becomes legally obtainable from other sources or to the extent such duty as


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          to confidentiality is waived by the other party.  In the event of termination of this Agreement, each party hereto shall use all reasonable efforts to return, upon request, to the other parties, all documents (and reproduction thereof) received from such other parties.

                               SECTION 6 CHANGE OF NAME

     6.1 Change of Name. The Seller agrees that from and after the closing date it will take such action as may be required to change its corporate name to one bearing no resemblance to its current corporate name of Java Centrale, Inc., the right to use such name being transferred to the Buyer under this Agreement. During the period between closing and a final change of the Seller's Corporate name, Seller will not use the Java Centrale name in competition with the Buyer.



                               SECTION 7.  TERMINATION.

     7.1. TERMINATION. The obligation to close the transactions contemplated by this Agreement may be terminated by:

          7.1.1 Mutual agreement of the Buyer and the Seller (as evidenced by action of their respective Boards of Directors)

          7.1.2 The Buyer, if a material default shall be made by the Seller in the observance or in the due and timely performance of any agreement or covenant of the Seller; or if there shall have been a material breach by the Seller of any of the warranties and representations herein contained; or if the conditions of this Agreement to be complied with or performed by the Seller or on or before the Closing Date shall not have been complied with or performed at the time required for such compliance or performance and such noncompliance or nonperformance shall not have been waived by the Buyer.

          7.1.3. The Seller, if a material default shall be made by the Buyer in the observance or in the due and timely performance of any agreement or covenant of the Buyer herein contained; or if there shall have been a material breach by the Buyer of any of the warranties and representations of the Buyer herein contained; or if the conditions of this Agreement to be complied with or performed at the time required for such compliance or performance and such noncompliance and nonperformance shall have not have been waived by the Seller.

     7.2. LIABILITY UPON TERMINATION. Upon termination of this Agreement pursuant to this Section 7, no party shall have any liability or continuing obligation to the other.


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

     7.3 NOTICE OF TERMINATION. The parties hereto may exercise their respective rights of termination under this Section 7 only by delivering written notice to that effect to the other party or parties, and such notice is received on or before the Closing Date.


                                  SECTION 8 DISPUTES

     8.1 MEDIATION: If a dispute arises out of or relates in any way to this agreement, or the breach thereof, and if the dispute cannot be settled through negotiations, the Buyer and the Seller agree prior to initiating any litigation first to try in good faith to settle the dispute by mediation administered by the American Arbitration Association under its commercial rules before resorting to litigation. Such mediation shall occur in Sacramento, California unless another location is agreed upon in writing between the parties.

     8.2  EXCEPTION   It is expressly agreed that Section 8.1 above does not
          apply to the requirements under Section 1, Paragraph 1.2.1 (a) and (b) concerning the timely payments of all cash receipts owed to the Seller by the Buyer.

                 SECTION 9 IMPLEMENTATION OF AGREEMENT AFTER CLOSING

     9.1 NOTICE TO FRANCHISEES Immediately following the closing, the Buyer, in cooperation with the Seller, will contact each of the franchisees listed on Exhibit A in order to fully explain the substance of this Agreement and the procedures the Buyer will implement to ensure an orderly transition and the continued success of the Java Centrale Franchise Program.

     9.2 CONTINUING COOPERATION BETWEEN BUYER AND SELLER Buyer and Seller agree, at no additional cost to the Seller, it is in the mutual interests of the Buyer and the Seller to cooperate with one another in the implementation of this Agreement, including the development of good working relationships between the Buyer and the Franchisees. To this end, the parties will, in good faith, cooperate with each other to promote such relationship, for a period of six (6) months from the date of closing.

     9.3 MUTUAL INDEMNIFICATION The Buyer agrees to indemnify and hold harmless the Seller relative to any claim asserted by any third party against the Seller arising out of events which occurred solely after the closing herein. Similarly, the Seller agrees to indemnify and hold harmless the Buyer relative to any claim asserted by any third party against the Buyer arising out of events which occurred solely before the closing herein. In the event any third party asserts a claim against the Buyer and the Seller arising out of events which occurred before and after the closing herein, the Buyer and the Seller will separately defend themselves against such claims and each will pay its own legal fees and court costs, if any.


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                              SECTION 10  MISCELLANEOUS.

     10.1. Notices. All Notices given hereunder shall be made by certified mail as follows:

               10.1.1.  To the Seller at:

                              1610 Arden Way
                              Suite 145
                              Sacramento, California  95815

               10.1.2.   The Buyer at:

                              2931 Irving Blvd.
                              Suite 105
                              Dallas, TX  75247


     10.2 EXPENSES Except as otherwise set forth herein, and whether or not the transactions contemplated by this Agreement shall be consummated, each party agrees to pay, without right of reimbursement from any other party, the costs incurred by such party incident to the preparation and execution of this Agreement and performance of its obligations hereunder, including without limitation the fees and disbursements of legal counsel, accountants, and consultants employed by such party in connection with the transaction contemplated by this Agreement

     10.3. BULK TRANSFER LAWS. The Seller agrees with the Buyer that the bulk sales provisions of the Uniform Commercial Code as in effect in California and the provisions of any similar statute of any other state or jurisdiction regulating bulk sales or transfers do not apply to this Agreement.

     10.4. ASSIGNMENT. This Agreement may not be assigned by either of the parties hereto without the written consent of the other.

     10.5 ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties and may not be changed or modified except in writing by all of the parties hereto.

     10.6. GOVERNING LAW. This Agreement was negotiated and executed in Sacramento, California and shall be governed and construed in accordance with the laws of the State of California, without regard to its choice of law principles.


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

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                             JAVA CENTRALE, INC.


                                             BY:
                                                 -------------------------------
                                                 Gary C. Nelson
                                                 President and CEO



                                             MASSIMO DA MILANO, INC.


                                             BY:
                                                 -------------------------------
                                                 Dana C. Verrill
                                                 President



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                                                                   EXHIBIT 10.15
                                   LIST OF EXHIBITS


Collective Exhibit A               Assumed Franchise Agreements.

Exhibit B                          United States Patent and Trademark Office
                                   Trademark Number and Certification

Collective Exhibit C               Other Assumed Contracts.

Exhibit D                          Description of Royalties, Accounts and Notes
                                   Receivable transferred to Buyer.

Exhibit E                          The Assets of Reno, Nevada Cafe.

Collective Exhibit F               List of Training and Promotional Materials

Exhibit G                          Copy of Offering Circular

Exhibit H                          Description of Assumed Liabilities
                                   potentially owed to franchisees.

Exhibit I                          Form of Assignment and Assumption Agreement.

Exhibit J                          Form of Trademark Assignment.

Exhibit K                          Form of Security Agreement

Exhibit L                          Corporate Resolution of Seller approving
                                   Transaction.

Exhibit M                          Description of potential problems with
                                   franchisees.

Exhibit N                          Corporate resolution of Buyer approving
                                   Transaction.


Exhibit O                          Seller's Piggy Back Right


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